EXHIBIT 99.(1)(a)(iv)
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF PREFERRED STOCK OF
THE MEXICO EQUITY AND INCOME FUND, INC. (THE “FUND”)
This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a Preferred Stockholder’s certificates for shares of preferred stock, par value $0.001 per share (the “Preferred Shares”), of the Fund are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary (as defined below) on or before 5:00 p.m., New York City time, August 14, 2009, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3, Procedure for Tendering Preferred Shares, of the Offer to Purchase.
The Depositary:
Computershare Trust Company, N.A.
Facsimile Copy Number: 617-360-6810
Confirmation Number: 781-575-2332

By Certified Mail:	By Overnight Delivery:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
P.O. Box 43011	250 Royall Street Suite V
Providence, RI 02940-3011	Canton, MA 02021
Attn: Corporate Actions	Attn: Corporate Actions
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY
Ladies and Gentlemen:
The undersigned hereby tenders to the Fund, upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated July 13, 2009 and the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the Offer), receipt of which is hereby acknowledged, the number of Preferred

Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, Procedure for Tendering Preferred Shares, of the Offer to Repurchase.
Number of Preferred Shares Tendered:
Certificate Nos. (if available):
If Preferred Shares will be tendered by book-entry transfer, check box:
☐ The Depository Trust Company
Account Number:
Name(s) of Record Holder(s):
Address:
Area Code and Telephone Number:
TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER:
The undersigned also tenders all uncertificated Preferred Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s divided reinvestment plan:
Yes ☐ No ☐
(Note: If neither of these boxes is checked, any such uncertificated Preferred Shares will not be tendered.)
Dated:                         , 2009
Signature(s)
GUARANTEE
The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Preferred Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three business days after the Expiration Date of the Offer, and (b) represents that such tender of Preferred Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934.

Name of Firm:

(Authorized Signature)

Address:			Name:

(Please Print)

Title:

(City)	(State)	(Zip Code)

Area Code and Tel. No.:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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